Exhibit 99.1

AMENDED CHANGE IN CONTROL AND EXECUTIVE
EMPLOYMENT AGREEMENT

This AMENDED CHANGE IN CONTROL AND EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between AmeriVest Properties Inc., a Maryland corporation (the “Company”), with offices at 1780 South Bellaire Street, Suite 100, Denver, Colorado 80222, and Charles K. Knight (the “Executive”), an individual residing in the State of Colorado, dated as of this 31st day of August, 2005.  For convenience, at times Company and Executive shall be referred to herein as the “Parties.”

WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified executives unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow changes in control of a corporation; and

WHEREAS, even rumors of acquisitions or mergers may cause executives to consider major career changes in an effort to assure financial security for themselves and their families; and

WHEREAS, the Company desires to assure fair treatment of Executive during his employment with the Company and in the event of a Change in Control (as defined below) and to allow him to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing his willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

WHEREAS, the Company recognizes that Executive will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in Changes in Control of the Company and believes that it is in the best interest of the Company and its stockholders for the Executive to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company’s stockholders in making these evaluations and carrying on such negotiations; and

WHEREAS, the Board of Directors (the “Board”) of the Company believes it is essential to provide the Executive with compensation arrangements during his employment with the Company and upon a Change in Control to provide the Executive with individual financial security in a manner competitive with other corporations, and in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW THEREFORE, the Parties, for good and valuable consideration, the legal sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Employment.  Upon and subject to the terms provided herein, the Company agrees to employ Executive, and Executive agrees to be employed by the Company, as the Company’s Chief Executive Officer as set forth in Section 4 of this Agreement.

2.             Operation and Term of Agreement.  This Agreement shall be effective immediately upon its execution.  This Agreement may be terminated by the Company upon

24 months’ advance written notice to the Executive, except as otherwise provided in Section 4 of this Agreement; and provided, however, that after a Change in Control of the Company during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the Parties under this Agreement are satisfied and the Protection Period has expired.  Prior to a Change in Control, this Agreement shall immediately terminate upon termination of the Executive’s employment or upon the Executive’s ceasing to be an elected officer of the Company.

3.             Certain Definitions.  For purposes of this Agreement, the following words and phrases shall have the following meanings:

(a)           “Cause” shall mean (i) failure to adhere to written policies of the Company, which failure has a material adverse effect on the Company; (ii) the continued failure by the Executive to perform his material responsibilities and duties toward the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), (iii) appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit or benefit in connection with any transaction entered into on behalf of the Company or misappropriation (or attempted misappropriation) of any of the Company’s funds or property; (iv) the engaging by the Executive in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise, (v) the conviction of, the indictment (or its procedural equivalent) for or the entry of a guilty plea or plea of no contest by Executive with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, or (vi) the commission or omission of any act by the Executive that is materially inimical to the best interests of the Company and that constitutes on the part of the Executive common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that “cause” shall not include the Executive’s lack of professional qualifications.  For purposes of this Agreement, an act, or failure to act, on the Executive’s part shall be considered “willful” or “reckless” only if done, or omitted, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  The Executive’s employment shall not be deemed to have been terminated for “cause” unless the Company shall have given or delivered to the Executive (A) reasonable notice setting forth the reasons for the Company’s intention to terminate the Executive’s employment for “cause,” (B) a reasonable opportunity, at any time during the 30-day period after the Executive’s receipt of such notice, for the Executive, together with his counsel, to be heard before the Board, and (C) a Notice of Termination (as defined in Section 13 below) stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, the Executive was guilty of the conduct set forth in clauses (i), (ii), (iii) or (iv) of the first sentence of this Section 3(a).

(b)           “Change in Control” shall mean a change in control under Code Section 409A(a)(2).  As provided in Internal Revenue Service Notice 2005-1, a change of control would include (A) any person (or more than one person acting as a group) becoming the beneficial owner, directly or indirectly, of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities; or (B) during any 12-month period, the following persons cease for any reason to constitute a majority of the Board:  individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of more than 50 percent of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or of such surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.  A Change of Control will be deemed to have occurred if the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)           “Disability,” for purposes of this Agreement, shall mean total disability as defined in any long-term disability plan sponsored by the Company in which the Executive participates, or, if there is no such plan or it does not define such term, then it shall mean the physical or mental incapacity of the Executive that prevents him from substantially performing the duties of the office or position to which he was elected or appointed by the Board for a period of at least 180 days and the incapacity is expected to be permanent and continuous through the Executive’s 65th birthday.

(e)           The “Change in Control Date” shall be any date during the term of this Agreement on which a Change in Control occurs.  Anything in this Agreement to the contrary notwithstanding, if the Executive’s employment or status as an elected officer with the Company is terminated within six (6) months before the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately before the date of such termination.

(f)            “Good Reason” means:

(i)            the assignment to the Executive within the Protection Period of any duties inconsistent in any respect with the Executive’s position (including status, offices, titles and reporting requirements, authority, duties or responsibilities), or any other action that results in a diminution in such position, authority, duties, or responsibilities excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice given by the Executive;

(ii)           a reduction by the Company in the Executive’s base salary as in effect immediately before the beginning of the Protection Period or as increased from time to time after the beginning of the Protection Period;

(iii)          a failure by the Company to maintain plans providing benefits at least as beneficial as those provided by any benefit or compensation plan (including, without limitation, any incentive compensation plan, bonus plan or program, retirement, pension or savings plan, life insurance plan, health and dental plan or disability plan) in which the Executive is participating immediately before the beginning of the Protection Period, or any action taken by the Company that would adversely affect the Executive’s participation in or reduce the Executive’s opportunity to benefit under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him immediately before the beginning of the Protection Period; provided, however, that a reduction in benefits under the Company’s tax-qualified retirement, pension, or savings plans or its life insurance plan, health and dental plan, disability plans or other insurance plans, which reduction applies generally to participants in the plans and has a de minimis effect on the Executive shall not constitute “Good Reason” for termination by the Executive;

(iv)          the Company’s requiring the Executive, without the Executive’s written consent, to be based at any office or location in excess of 50 miles from his office location immediately before the beginning of the Protection Period, except for travel reasonably required in the performance of the Executive’s responsibilities;

(v)           any purported termination by the Company of the Executive’s employment for Cause other than as referred to in Section 13 of this Agreement;

(vi)          any failure by the Company to obtain the assumption of the obligations contained in this Agreement by any successor as contemplated in Section 12(c) of this Agreement;

(vii)         a change in the location of the Executive’s office or the Company’s principal executive office to a place that is more than fifty (50) miles from the present location; or

(viii)        any material breach of this Agreement by the Company.

(g)           “Parent” means any entity that directly or indirectly through one or more other entities owns or controls more than 50 percent of the common stock and any other voting securities of the Company.

(h)           “Protection Period” means the period beginning on the Change in Control Date and ending on the last day of the 30th full calendar month following the Change in Control Date.

(i)            “Subsidiary” means a company 50 percent or more of the voting securities of which are owned, directly or indirectly, by the Company.

4.             Employment Compensation.

(a)           Base Salary.  As compensation for the employment services rendered pursuant to this Agreement, from the date hereof applied retroactively to June 1, 2005, Company agrees to pay Executive a base salary at an annual rate of $300,000.00, payable in installments in accordance with the Company’s standard payroll practices, subject to such payroll and withholdings deductions as are required by law or authorized by Executive.  Executive’s base salary shall increase by no less than ten percent (10%) annually effective July 1, 2006.  Executive shall be entitled to participate in the all benefit plans in which he is currently eligible to participate as of June 1, 2005.

(b)           Bonus.  Executive shall be entitled to a bonus payable quarterly in cash in an amount not to exceed $150,000.00, payable based on goals set by the Compensation Committee.

(c)           Stock.  Effective as of the date of this Agreement, the unvested portion of those restricted shares of common stock due to Executive under the Company’s current long-term incentive plan with Executive (other than those shares that relate to the current or future performance of the Company) shall vest immediately.  Effective as of June 1, 2005, and as of each June 1 thereafter during the term of this Agreement, Executive shall accrue 12,000 shares of Company restricted stock which shall vest and be issued quarterly (i.e., 3,000 shares shall vest and be issued each September 1, December 1, March 1, and June 1 after June 1, 2005 during the term of the Agreement); provided, however, those shares scheduled to be issued September 1, 2005 will be issued September 15, 2005.

(d)           Office and Duties.  Executive shall report to the Board.  Executive shall perform such tasks commensurate with his position as may from time to time be assigned by the Board and the Company.  Executive shall devote all business time, labor, skill, undivided attention, and best ability to the performance of Executive’s duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company.  During the Initial Employment Period (as defined below) and each renewal period, Executive shall not directly or indirectly pursue any other business activity that he is not otherwise involved in as of the date of this Agreement without the prior written consent of the Company, through its Board, with the exception of passive personal investments not in breach of any other term or provision hereof.

(e)           Term of Employment.  Subject to the provisions set forth in this Agreement, the Company agrees to employ Executive and Executive agrees to be employed by Company as its Chief Executive Officer, beginning retroactively on June 1, 2005 through June 30, 2006 (“Initial Employment Period”).  The Company shall provide written notice of its annual election to renew this Agreement for an additional one-year term on or before the March 31 immediately preceding the applicable June 30 termination date (“Employment Renewal Date”).  Executive shall provide notice to the Company of his intent not to renew his employment with the Company no later than ninety (90) days before the Employment Renewal Date.

(f)            Benefits Upon Termination of Employment.  If Company terminates Executive’s employment other than for Cause during the Initial Employment Period, the Company shall pay to the Executive:  (i) an amount equal to the Executive’s full base salary and vacation pay (for vacation not taken) accrued but unpaid through the date of termination at the rate in effect at the time of termination; (ii) a severance amount equal to two (2) years base salary, payable in a lump sum, subject to such payroll and withholdings deductions as are required by law or authorized by Executive;  (iii) Executive’s earned bonus calculated as of the date of Executive’s termination of employment; and (iv) Executive’s health care insurance coverage premiums for a period not to exceed twenty-four (24) months, provided, however, that in the event Executive receives benefits pursuant to Section 6 or Section 7, Executive shall automatically forfeit any benefits otherwise due and payable under this Section 4(f).

(g)           Benefits Upon Non-Renewal of Employment.  If Executive and Company do not renew Executive’s employment as of the Employment Renewal Date, the Company shall pay to the Executive:  (i) an amount equal to the Executive’s full base salary and vacation pay (for vacation not taken) accrued but unpaid through the date of termination at the rate in effect at the time of termination; (ii) a severance amount equal to one (1) year base salary, payable in a lump sum, subject to such payroll and withholdings deductions as are required by law or authorized by Executive;  (iii) Executive’s earned bonus calculated as of the date of Executive’s termination of employment; and (iv) Executive’s health care insurance coverage premiums for a period not to exceed twelve (12) months from the date of Executive’s termination of employment, provided, however, that in the event Executive receives benefits pursuant to Section 6 or Section 7, Executive shall automatically forfeit any benefits otherwise due and payable under this
Section 4(g).

(h)           Termination of Employment.  Notwithstanding any other provision of this Agreement, Executive’s employment may be terminated as follows: (i) expiration of the Initial Employment Period and no agreement between the Parties regarding Executive’s continued employment by the Employment Renewal Date; (ii) termination for Cause; (iii) termination for Disability; (iv) termination upon Change in Control; (v) termination for Good Reason; (vi) termination because of the death of Executive; (vii) termination without Cause; and (viii) resignation.  The Executive and the Company shall be bound by all provisions of this Agreement specifically related to any benefit or obligation of the Executive or the Company under any of these circumstances.

(i)            Code Section 409A Savings Provision.  Notwithstanding anything in this Agreement to the contrary, the following provisions related to payments treated as deferred compensation under Code Section 409A shall apply:

(a)           If, on the date of Executive’s “separation from service,” Executive is a “specified person,” within the meaning of Sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i) of the Code, and as a result of such separation from service Executive would receive any payment that, absent the application of these provisions, would be subject to the constructive receipt, interest, and additional tax provisions of Code Section 409A(a), then any such payment shall be made on the date that is the earliest of: (i) six (6) months after Executive’s separation from service, (ii) Executive’s date of death, or (iii) such other earliest date for which such payment will not be subject to such constructive receipt, interest, and additional tax.

(b)           It is the intention of the parties that all amounts payable under this Agreement not be subject to the constructive receipt, interest, and additional tax resulting from the application of Code Section 409A.  To the extent such amounts could become subject to such constructive receipt, interest, and additional tax, the parties shall cooperate to amend this Agreement with the goal of giving Executive the same or equivalent value of the benefits described in this Agreement in a manner that does not result in such constructive receipt, interest, and additional tax.  In the event the Company does not so cooperate, the Company shall indemnify Executive for any interest and additional tax arising from the application of Code

Section 409A, grossed-up for any other income tax incurred by Executive related to the indemnification (i.e., indemnification of such additional income tax), assuming the highest marginal income tax rates apply to any taxable indemnification.

5.             Vesting Upon Change of Control.  Upon a Change of Control, any and all Common Shares, options, or other forms of securities issued by the Company and beneficially owned by the Executive (whether granted before or after the date of this Agreement) that are unvested, restricted, or subject to any similar restriction that would otherwise require continued ownership by the Executive beyond the Change of Control Date in order to be vested in the hands of the Executive shall vest automatically.

6.             Benefits Upon Termination Within a Protection Period.  If, during a Protection Period, the Executive’s employment is terminated by the Company other than for Cause or Disability or other than as a result of the Executive’s death, or if the Executive terminates his employment for Good Reason, the Company shall, subject to Section 10, pay to the Executive in a lump sum in cash, within 10 days after the date of termination, the aggregate of the following amounts:

(a)           an amount equal to the Executive’s full base salary and vacation pay (for vacation not taken) accrued but unpaid through the date of termination at the rate in effect at the time of the termination;

(b)           a severance amount equal to 2.5 times the Executive’s “Annual Compensation.”  For purposes of this Section 6 and Section 7 of this Agreement, “Annual Compensation” shall be an amount equal to the sum of (i) the Executive’s annual base salary from the Company and its Subsidiaries (including scheduled base salary increases or increases that are budgeted and approved either by the Compensation Committee of the Board of Directors or by the Board of Directors of the Company in advance of the Change of Control Date), annualized for any partial year, and calculated based on the average for the three year period ending on the December 31 after the Change in Control Date (or of such shorter period if the Executive has not been employed since the commencement of the full three year period); (ii) the amount of annual bonus accrued by the Company for the Executive for the year before the Change of Control occurs or $35,000, whichever is greater; (iii) in the case of a multi-year bonus arrangement where the bonus is based on the financial or stock price performance of the Company and cannot be determined at the Change of Control Date, the amount of the multi-year bonus shall be the number of years of the multi-year bonus multiplied by $35,000; and (iv) the amount specified by the Company as long-term incentive compensation for the Executive for the year before the Change of Control occurs.  For the avoidance of doubt, the amount under (iv) for the fiscal years ending December 31, 2003 and December 31, 2004 is equal to $119,000; and

(c)           upon surrender by the Executive of his outstanding options to purchase common shares of the Company (“Common Shares”) granted to the Executive by the Company (the “Outstanding Options”) and any stock appreciation rights (“SARs”), an amount in respect of each Outstanding Option and SAR (whether vested or not) equal to the difference between the exercise price of such Outstanding Options and SARs and the higher of (x) the fair market value of the Common Shares at the time of such termination (but not less than the closing price for the Common Shares on the New York Stock Exchange, or such other national stock exchange on which such shares may be listed, on the last trading day such shares traded prior to the date of termination), and (y) the highest price paid for Common Shares or, in the cases of securities convertible into Common Shares or carrying a right to acquire Common Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Common Shares or at which Common Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change in Control of the Company; provided, however, that this Section 6(c) shall not apply to the surrender of any Outstanding Option that is an incentive stock option (within the meaning of section 422 of the Code).

If the Executive is terminated pursuant to this Section 6 and, in connection therewith, the Executive and the Company enter into a noncompetition agreement or a nonsolicitation agreement, unless otherwise agreed by the Executive and the Company, the amount payable to the Executive under the preceding provisions of this Section 6 shall be reduced by the amount payable to the Executive under such agreement(s).

7.             Executive’s Right to Leave Employment.  At any time during the six month period following a Change in Control Date, the Executive shall have the right to terminate the Executive’s employment with the Company at the Executive’s sole discretion (the “Executive Termination Right”).  In the event the Executive exercises the Executive Termination Right, the Company shall pay the Executive in a lump sum in cash within 10 days after the date of termination the aggregate of the following amounts:

(a)           The amounts set forth in Sections 6(a) and 6(c); and

(b)           1.0 times the Executive’s Annual Compensation.

If the Executive exercises the Executive Termination Right and, in connection therewith, the Executive and the Company enter into a noncompetition agreement or a nonsolicitation agreement, unless otherwise agreed by the Executive and the Company, the amount payable to the Executive under the preceding provisions of this Section 7 shall be reduced by the amount payable to the Executive under such agreement(s).

8.             Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive, or other plans, practices, policies, or programs provided by the Company or any of its Subsidiaries and for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its Subsidiaries, except as otherwise specified in this Agreement.  Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, practice, policy, or program of the Company or any of its Subsidiaries at or subsequent to the date of termination of employment shall be payable in accordance with such plan, practice, policy, or program; provided, however, that the Executive shall not be entitled to severance pay, or benefits similar to severance pay, except as otherwise set forth in this Agreement, under any plan, practice, policy, or program generally applicable to employees of the Company or any of its Subsidiaries.

9.             Full Settlement; No Obligation to Seek Other Employment; Legal Expenses.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action that the Company may have against the Executive or others, except as otherwise specified in this Agreement.  The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.  The Company agrees to pay, upon written demand by the Executive, all legal fees and expenses the Executive may reasonably incur as a result of any dispute or contest (regardless of outcome) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision of this Agreement, except with respect to the provisions set forth in Sections 1 and 4 and any provision in this Agreement defining any term or terms referenced in Sections 1 and 4.  In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company’s obligations under this Agreement, in his sole discretion.

10.           Cut Back in Benefits.  Notwithstanding any other provision of this Agreement, the cash lump sum or other payment(s) and other benefits otherwise to be provided pursuant to Sections 4, 5, 6 and 7 of this Agreement (the “Severance Benefit”) shall be reduced as described below if independent accountants for the Company (the “Accountants”) determine (A) that Executive would, by reason of section 4999 of the Code, be required to pay an excise tax on any part of the Severance Benefit or any part of any other payment or benefit to which Executive is entitled under any plan, practice, policy, or program, and (B) the amount of the Severance Benefit that Executive would retain on an after-tax basis, present value basis would be increased as a result of such reduction by an amount of at least $5,000.  If the Severance Benefit is required to be reduced, it shall be reduced only to the extent required, in the opinion of the Accountants, to prevent the imposition upon the Executive of the tax imposed under section 4999 of the Code.  The Company shall determine which elements of the Severance Benefit shall be reduced to conform to the provisions of this Section.  Any determination made by the Accountants pursuant to this Section shall be conclusive and binding on the Executive.  The Executive shall promptly provide to the Company such information regarding the Executive tax situation as the Company shall reasonably request in order to allow the Accountants to perform calculations required by this Section 10.

11.           Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of its Subsidiaries, and their respective businesses, obtained by the Executive during the Executive’s employment with the Company or any of its Subsidiaries and that has not become public knowledge (other than by acts of the Executive or his representatives in violation of this Agreement).  After the date of termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it.  In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

12.           Successors.

(a)           This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives or successor(s) in interest.  The Executive may designate a successor (or successors) in interest to receive any and all amounts due the Executive in accordance with this Agreement should the Executive be deceased at any time of payment.  Such designation of successor(s) in interest shall be made in writing and signed by the Executive, and delivered to the Company pursuant to Section 16(b).  This Section 12(a) shall not supersede any designation of beneficiary or successor in interest made by the Executive, or separately covered, under any other plan, practice, policy, or program of the Company.

(b)           This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company and any Parent of the Company or any successor and without regard to the form of transaction utilized to acquire the business or assets of the Company, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or parentage had taken place.  As used in this Agreement, “Company” shall mean the Company as defined above and any successor to its business or assets as aforesaid (and any Parent of the Company or any successor) that is required by this clause to assume and agree to perform this Agreement or which otherwise assumes and agrees to perform this Agreement.

13.           Notice of Termination.  Any termination of the Executive’s employment by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party given in accordance with Section 16(b) of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).  The failure by the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of the Executive under this Agreement or preclude the Executive from asserting such fact or circumstance in enforcing his rights.

14.           Requirements and Benefits if Executive Is Employee of Subsidiary of Company.  If the Executive is an employee of any Subsidiary of the Company, he shall be entitled to all of the rights and benefits of this Agreement as though he were an employee of the Company and the term “Company” shall be deemed to include the Subsidiary by whom the Executive is employed.  The Company guarantees the performance of its Subsidiary under this Agreement.

15.           Arbitration.  The Company and the Executive shall attempt to resolve between them any dispute that arises under this Agreement.  If they cannot agree within ten days after either party submits a demand for arbitration to the other party, then the issue shall be submitted to arbitration with each party having the right to appoint one arbitrator and those two arbitrators mutually selecting a third arbitrator.  The rules of the American Arbitration Association for the arbitration of commercial disputes shall apply and the decision of two of the three arbitrators shall be final.  The arbitrators must reach a decision within 60 days after the selection of the third arbitrator.  The arbitration shall take place in Denver, Colorado.  The arbitrators shall apply Colorado law.

16.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement is the entire agreement between the Parties.  This Agreement supersedes all prior oral and written promises or agreements between the Parties. This Agreement may not be amended or modified other (deleted “wise”) than by a written agreement executed by the Parties or their respective successors and legal representatives.

(b)           All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other Party or by registered or certified mail, return receipt requested, postage prepaid, to the addresses for each Party as first written above or to such other address as either Party shall have furnished to the other in writing in accordance with this Section.  Notices and communications to the Company shall be addressed to the attention of the Company’s Corporate Secretary.  Notice and communications shall be effective when actually received by the addressee.

(c)           Whenever reference is made in this Agreement to any specific plan or program of the Company, to the extent that the Executive is not a participant in the plan or program or has no benefit accrued under it, whether vested or contingent, as set forth in Section 4 of this Agreement or as of any Change in Control Date, then such reference shall be null and void, and the Executive shall acquire no additional benefit as a result of such reference.

(d)           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e)           The Company may withhold from any amounts payable under this Agreement such Federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(f)            The Executive’s failure to insist upon strict compliance with any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision.

(g)           Except as otherwise set forth herein, upon a termination of the Executive’s employment or upon the Executive’s ceasing to be an elected officer of the Company, in each case, prior to the Change in Control Date, there shall be no further rights under this Agreement.

IN WITNESS WHEREOF, the Executive has set his hand to this Agreement and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed as of the day and year first above written.

AMERIVEST PROPERTIES INC.

/s/ Kathryn Hale
Kathryn Hale, Chief Financial Officer

EXECUTIVE

/s/ Charles K. Knight
Charles K. Knight